Exhibit 3.55

State of North Carolina

Department of the Secretary of State

ARTICLES OF INCORPORATION

Pursuant to §55-2-02 of the General Statutes of North Carolina, the undersigned does hereby submit these Articles of Incorporation for the purpose of forming a business corporation.

1.	The name of the corporation is: Innovex, Inc.

2.	The number of shares the corporation is authorized to issue is: 1,000

3.	These shares shall be: (check either a or b)

a. ☒	all of one class, designated as common stock; or

b. ☐	divided into classes or series within a class as provided in the attached schedule, with the information required by N.C.G.S. Section 55-6-01.

4.	The street address and county of the initial registered office of the corporation is:

Number and Street 731 Pershing Road

City  Raleigh            State  NC             Zip Code  27608            County  Wake

5.	The mailing address, if different from the street address, of the initial registered office is:

Number and Street

City                         State                         Zip Code                         County

6.	The name of the initial registered agent is: Colin Conway

7.	Principal office information: (must select either a or b.)

a. ☒	The corporation has a principal office.

The street address and county of the principal office of the corporation is:

Number and Street 731 Pershing Road

City  Raleigh            State  NC             Zip Code  27608            County  Wake

The mailing address, if different from the street address, of the principal office of the corporation is:

Number and Street

City                         State                         Zip Code                         County

b. ☐	The corporation does not have a principal office.

8.	Any other provisions, which the corporation elects to include, are attached.

9.	The name and address of each incorporator is as follows:

Colin Conway

731 Pershing Road

Raleigh, NC 27608

10.	These articles will be effective upon filing, unless a date and/or time is specified:

This the 29 day of April 2003

Colin Conway INCORPORATOR

/s/ Colin Conway
Signature

Type or Print Name and Title

NOTES:
1.	Filing fee is $125. This document must be filed with the Secretary of State.

CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF INCORPORATION

OF

INNOVEX INC.

The undersigned corporation (the “Corporation”) hereby submits this Certificate of Amendment of Certificate of Incorporation (this “Certificate of Amendment”) for the purpose of amending its Certificate of Incorporation pursuant to Section 242 of the Delaware General Corporation Law and does hereby certify as follows:

1. The name of the Corporation is Innovex Inc.

2. The Corporation’s Certificate of Incorporation is hereby amended as follows:

(a) Article 1 of the Certificate of Incorporation is hereby deleted in its entirety and the following inserted in its place:

“1. The name of the corporation is Quintiles Commercial US, Inc.”

3. This Certificate of Amendment was duly adopted in accordance with Section 242 of the General Corporation Law of Delaware.

4. This Certificate of Amendment shall be effective upon filing.

The Corporation has caused this Certificate of Amendment to be executed on November 24th 2009.

INNOVEX INC.

By:	/s/ Beverly Rubin
Name:	Beverly Rubin
Title:	Assistant Secretary

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

(A CORPORATION WITHOUT CAPITAL STOCK)

The corporation, Quintiles Commercial US, Inc., organized and existing under the laws of the State of Delaware, hereby certifies as follows:

(1) That at a meeting a vote of the members of the governing body was taken for and against the amendment to the Certificate of Incorporation, said Amendment being as follows:

Changing the name of Quintiles Commercial US, Inc. to IQVIA CSMS US Inc.

(2) That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 25th day of June, A.D. 2019.

By:	/s/ Eric Sherbet
Authorized Officer

Name:	Eric Sherbet, President
Print or Type

STATE OF DELAWARE

CERTIFICATE OF MERGER OF

PHARMASOURCE INC.,

A DELAWARE CORPORATION INTO

IQVIA CSMS US INC.,

A DELAWARE CORPORATION

Pursuant to Title 8, Section 251 (c) of the Delaware General Corporation Law, the undersigned surviving corporation executed the following Certificate of Merger:

FIRST: The name of the surviving corporation is IQVIA CSMS US INC., and the name of the corporation being merged into this surviving corporation is PHARMASOURCE INC.

SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations.

THIRD: The name of the surviving corporation is IQVIA CSMS US INC.

FOURTH: The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation.

FIFTH: The merger is to become effective on December 31, 2022

SIXTH: The Agreement of Merger is on file at 2626 Glenwood Avenue, Suite 550, Raleigh, N.C. 27608, the place of business of the surviving corporation.

SEVENTH: A copy of the Agreement of Merger will be furnished by the surviving corporation on request, without cost, to any stockholder of the constituent corporations.

IN WITNESS WHEREOF, IQVIA CSMS US INC., has caused this certificate to be signed by an authorized officer the 8th day of December, 2022

By:	/s/ Eric Sherbet
Authorized Officer

Name	Eric Sherbet
Title:	Executive Vice President